SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     Of the Securities Exchange Act of 1934


Filed by the Registrant    [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
[X]      Preliminary Proxy Statement

[ ]    Confidential,  for Use of the Commission Only (as permitted by Rule 14a-6
       (e) (2) )
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting   Material  Pursuant  to  Section   240.14a-11(c)  or  Section
       240.14a-12



                            Zevex International Corp.

                       ----------------------------------

                (Name of Registrant as Specified in its Charter)

                              BLOSCH AND HOLMES LLC

                       ----------------------------------


                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)
[ ] $125 per Exchange Act Rules 0-11 (c)(1)(ii),  14a-6(i)(1), or 14a-6(i)(2).
[ ] $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

         4) Proposed maximum aggregate value of transaction:

-----------------
         (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  1)       Amount Previously Paid:
                  2)       Form, Schedule or Registration Statement No.:
                  3)       Filing Party:
                  4)       Date Filed:

                                 PROXY STATEMENT
                                       OF
                              BLOSCH AND HOLMES LLC
                        IN OPPOSITION TO CERTAIN NOMINEES
                     FOR ELECTION TO THE BOARD OF DIRECTORS

                         ------------------------------
                            ZEVEX INTERNATIONAL, INC.
                         ------------------------------



                  June 2, 1999 Annual Meeting of Stockholders


To Fellow Stockholders of Zevex International, Inc.

         This Proxy Statement (the "Proxy Statement") is furnished to the holders of Common Stock, par value $.001 per share, of Zevex International, Inc., a Delaware corporation, by Blosch and Holmes LLC, a Utah limited liability company ("Blosch & Holmes"), in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders of the Company scheduled to be held on June 2, 1999, at the time and place designated by the Board of Directors of the Company and any and all adjournments or postponements thereof (the "Annual Meeting") to elect a new slate of directors of the Company in opposition to certain nominees of the Company. This Proxy Statement, together with the [COLOR] proxy card (the "[COLOR] Proxy Card"), is first being mailed or distributed to stockholders on or about May _____, 1999.


                             THE PROXY SOLICITATIONS

         The principal objective of the Proxy Solicitation is (i) to elect directors who will place a greater emphasis on the enhancement of shareholder value and (ii) to reject management's proposal to approve the 1999 Stock Option Plan. At the end of 1998, the Company had lost over $26 million in the market value from its November 21, 1997 public offering valuation of $40 million, a 65% decrease. Current management is running the Company without giving the public shareholders a strong, effective voice as in the management of the Company. IT IS TIME TO PROVIDE THE SHAREHOLDERS WITH A STRONG, INDEPENDENT VOICE AND REPRESENTATION ON THE BOARD AND TO SEND A MESSAGE TO MANAGEMENT THAT THE SHAREHOLDERS DO NOT APPROVE OF THE CURRENT DIRECTION OF THE COMPANY. If elected, the Nominees of Blosch & Holmes will constitute three of the seven members of the Company's Board of Directors.

         Proxy Solicitation

         Blosch & Holmes is soliciting proxies (the "Proxy Solicitation") for use at the Annual Meeting of the Company:

         1. To approve the election of Kirk Blosch, Jeff W. Holmes and Ronald Marusiak (the "Blosch & Holmes Nominees") to the Board of the Company;

         2. To reject the 1999 Stock Option Plan;

         3. To approve the appointment by the Board of Ernst & Young LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending December 31, 1999; and

         4. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

         At the Annual Meeting, management proposes to elect three directors, to approve the 1999 Stock Option Plan and to approve the appointment by the Board of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1999. Blosch & Holmes opposes the election of two of management's nominees, Phillip L. McStotts and Darla R. Gill (the "Designated Nominees"), opposes the 1999 Stock Option Plan; favors the Blosch & Holmes Nominees; and favors the appointment of Ernst & Young LLP.

         Blosch & Holmes will vote:

         o         FOR the Blosch & Holmes Nominees;

         o         AGAINST approval of the 1999 Stock Option Plan; and

         o         FOR the appointment of Ernst & Young, LLC.

         Directors shall be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of the holders of a majority of the votes represented in person or by proxy at the Annual Meeting is required to approve the 1999 Stock Option Plan and appointment of Ernst & Young LLP.

         In reliance upon rule 14a-5(c) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), reference is made to management's proxy statement for a full description of management's proposals, as well as information with respect to the record date, the number of shares of Common Stock eligible to vote at the Annual Meeting, the quorum, the securities ownership of the Company, information about the Company's officers and directors, including compensation, information about the appointment of Ernst & Young LLP as independent auditors and the date by which stockholders must submit proposals for inclusion to the next annual meeting.

         Record Dates and Votes Required

         The Company has announced that the Annual Meeting will be held on June 2, 1999. Blosch & Holmes is soliciting your proxy for the Annual Meeting. The Company has set the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting as of the close of business on April 15, 1999 (the "Proxy Record Date"). You can grant Blosch & Holmes your proxy for use at the Annual Meeting by marking, signing and dating the [COLOR] Proxy Card and returning it to Blosch & Holmes.

         At the Annual Meeting, nominees for director receiving the highest number of votes cast at the Annual Meeting will be elected to the Board. The rejection of the 1999 Stock Option Plan and appointment of Ernst & Young LLP requires the affirmative vote of holders of a majority of the votes entitled to be cast by holders of the outstanding Common Stock of the Company present in person or represented by proxy at the Annual Meeting.

         How To Vote

         Enclosed with this Proxy Statement is a card: a [COLOR] Proxy Card. It is important that you sign, date and return the card so that your vote will count at the Annual Meeting.

         BE SURE TO SIGN AND DATE THE [COLOR] PROXY CARD. IT IS IMPORTANT THAT YOUR SHARES BE VOTED IN THE PROXY SOLICITATION.

         BLOSCH & HOLMES URGES YOU TO SUPPORT IT IN ITS ATTEMPT TO ELECT THE BLOSCH & HOLMES NOMINEES INSTEAD OF THE DESIGNATED NOMINEES. PLEASE SIGN, DATE AND MAIL THE FULLY COMPLETED [COLOR] PROXY CARD TO BLOSCH AND HOLMES, LLC, 8800 NORTH GAINEY RANCH DR., SUITE 256 SCOTTSDALE, AZ 85258.

         If you have any questions about executing your Proxy or require assistance, please contact:

                           Blosch & Holmes, LLC
                           Attn:  Jeff W. Holmes
                           8800 North Gainey Ranch Dr.
                           Suite 256
                           Scottsdale, AZ  85258
                           Telephone:  (602) 443-0851 (collect)

                                    or

                           Kirk Blosch
                           Telephone:  (801) 467-4566 (collect)

                              BLOSCH AND HOLMES LLC

         Blosch & Holmes is a Nevada limited liability company formed in January 1997. It is deemed to beneficially own the 14.6% of the total votes entitled to be cast by holders of Common Stock of the Company. The Phoenix office of Blosch & Holmes LLC is 8800 North Gainey Ranch Dr., Suite 256 Scottsdale, AZ 85258.

         Kirk Blosch and Jeff Holmes, both of whom are Blosch & Holmes Nominees, are the sole members of Blosch & Holmes.

         On the Proxy Record Date, Blosch & Holmes beneficially owned and had the right to vote an aggregate of 500,000 shares. Pursuant to publicly available information concerning the Company, on May 12, 1999, there were 3,418,876 shares of Common Stock outstanding. Based on this information, on the Proxy Record Date, Blosch & Holmes beneficially owned Common Stock representing approximately 14.6% of the voting power of the Company.


                          REASONS FOR THE SOLICITATIONS

         The principal objective of the Proxy Solicitation is to seek a sufficient number of votes to elect to the Board of Directors of the Company persons whose focus will be to enhance shareholder value and, in the process, help to reestablish a more active, liquid trading market for the Company's Common Stock. Blosch & Holmes has reviewed the history and performance of the current management of the Company and believes that current management has totally failed to perform responsibly and effectively. Blosch & Holmes has reached this conclusion based on a review of a variety of factors including:

         1.       the market price for the Company's stock;

         2.       its operating performance;

         3.       management's cash compensation packages;

         4. grants of new options when management's performance does not deserve them;

         5.       repricing   of   management's    options   when   management's
                  performance does not merit it;

         6. the appointment of another employee as a director rather than an experienced, independent, non-employee; and

         7.       other factors.

         It is clearly time for a change. The Designated Nominees do not deserve to be re-elected to office. Phillip L. McStatts is a director and an officer of the Company. As such, he is part of the current management team that has brought the Company and its shareholders to the current sorry state. Darla R. Gill, a non-employee director and a member of the Compensation Committee, voted for the bonuses to management, the repricing of 210,000 management options from $16.44 per share to $5.00 per share and the granting of 90,000 new options to management. This is the management team that led the Company to a mediocre year in fiscal 1998, with operating income of just over $67,000, and presided over a $26 million drop in the Company's market capitalization from November 1997 to December 1998.

         We are asking you to make a choice between a failed past and the potential of a successful future. We believe that the proposal of Blosch & Holmes is the only choice and the first step in the right direction for the Company.

         The Blosch & Holmes Nominees will be a strong, through still a minority, voice for the shareholders on the Board. The Blosch & Holmes Nominees will promptly evaluate the prospects for the current business and seek their appointment to the Audit and Compensation Committees. They will also develop a strategic plan that will focus on enhancing the Company's stock price and improving liquidity.

         A review of the history of the Company shows a bleak picture. Over the past two years the Designated Nominees have had an opportunity to control the destiny of the Company. Blosch & Holmes believes that the Designated Nominees have had more than sufficient time within which to demonstrate that they could successfully manage a public company and increase shareholder value and liquidity. The Designated Nominees' record is clear. They are only interested in maintaining the STATUS QUO and taking care of management's compensation, and consequently, they have not created value for the shareholders.

         Management recently filled the vacancy created on the Board created by the resignation of a non-employee director with Leonard C. Smith, the President of the J Tech subsidiary of the Company, and thus an employee of the Company. With this appointment, the Board has now become controlled by insiders, or employees of the Company, rather than by independent parties who have a wide range of business acumen, experience and contacts.

         Kirk Blosch, who is nominated by Blosch & Holmes and is a current director, voted against appointing another employee as a director. Management claims in its proxy statement that it plans to actively seek qualified nonemployees for addition to the Board in the future. Based on this course of conduct, management in this regard. When given the chance to fill a vacancy on the Board, a vacancy created by the resignation of a no-employee director, management selected, and the Board (except for Kirk Blosch) voted to appoint another employee to fill this position. Kirk Blosch also opposes the repricing of management's options. He has refused to accept the repricing of the options granted to him as a director in October 22, 1998.

         Blosch & Holmes has reviewed a variety of factors and has concluded that the Designated Nominees do not deserve or have the ability to continue to control and manage the Company. The factors include the following:

                  1. Since its secondary public offering, the market price of the Company's Common Stock has dropped from a high of $12.50 per share in the third quarter of 1997 to $4.125 per share in December of 1998, a 67% decline in value and a 65% reduction in the Company's market capitalization. This represents a reduction of over $26 million of market value. This enormous erosion is a strong indication that the market place does not have confidence in management's ability to grow the Company.

                  2. Management has paid itself $150,000 in bonuses in fiscal 1998. This is how current management rewards itself for the dismal financial performance of the Company in fiscal 1998!

                  3. The Compensation Committee of the Board of Directors, of which Darla R. Gill is a member, approved the repricing of 210,000 management options from $16.44 per share to $5.00 per share. Blosch & Holmes believes it is most inappropriate to reward management by reducing the exercise price of management's options at a time when the shareholders have suffered a $26 million drop in the market valuation of the Company since its secondary offering in November 1997.

                  4. The current management runs the Company and communicates to the public as if it was a private entity, frustrating shareholders and analysts. Blosch & Holmes believes that this, along with the poor operating performance, is a contributing factor to the eroding stock price and liquidity.

                  5. The current management believes that it is doing a "good job." It refuses to take responsibility for the $26 million loss of shareholders' value since the secondary offering in November 1997.

                  6. Management has granted itself 90,000 additional options in March 1999 exercisable at $5.00 per share to reward itself for its poor performance in 1998.

Proxy Solicitation

         In addition, Blosch and Holmes LLC is soliciting proxies (the "Proxy Solicitation") for use at the Annual Meeting of the Company.

                  1. To approve the election of Kirk Blosch, Jeff W. Holmes and Ronald Marusiak to the Board of the Company;

                  2. To reject the 1999 Stock Option Plan;

                  3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

                  4. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

         At the Annual Meeting, management proposes to elect three directors.


                            Zevex International, Inc.
                          Historical Performance Review


Summary Compensation Table

NAME AND PRINCIPAL POSITION       YEAR       SALARY           BONUS
---------------------------       ----       ------           -----

Dean G. Constantine               1998      $107,755          $50,000
CEO and President                 1997      $105,000          $11,125
                                  1996      $  77,917         $12,189

David J. McNally                  1998      $107,755          $50,000
Executive Vice President          1997      $105,000          $11,125
                                  1996      $  77,917         $12,189

Phillip L. McStotts               1998      $107,755          $50,000
Secretary/Treasurer               1997      $105,000          $11.125
                                  1996      $  77,917         $12,189


Note that while the Company's net income was declining, management gave themselves bonuses in the aggregate of $150,000, representing 30% of the Company's net earnings, or $0.04 per share. The Company earned $567,991 for the year from the interest on the unused the proceeds of its November 1997 public offering. This was at a time when the Company had a meager $67,893 of operating income for fiscal 1998. Without this significant interest income, the Company would not have had enough funds to pay the exorbitant bonuses management paid itself.

                            Zevex International, Inc.
                          HISTORICAL PERFORMANCE REVIEW
                          -----------------------------

Earnings per Share

       QUARTERS      1995          1996          1997            1998
       --------      ----          ----          ----            ----
MAR                  $.07          $.06          $.12           $.03
JUN                   .04           .00           .02            .10
SEP                   .06           .04           .05          (0.13)
DEC                   .07           .14           .11            .09
                      ---           ---           ---            ---

TOTALS               $.24          $.240         $.300          $.09


                            Zevex International, Inc.
                               Stock Trading Range
                   From January 6, 1997 through April 7, 1999



                                         Closing Sales Prices
         Trading Period               High                    Low
--------------------------------------------------------------------------------


1/6/97            3/797             $  7.03               $  3.25

3/10/97           5/9/97               8.00                  6.00

5/12/97           7/11/97             18.125                 9.50

7/14/97           9/12/97             18.00                 15.375

9/15/97           11/14/97            17.00                 13.50

11/17/97          1/16/98             15.125                 8.875

1/19/98           3/20/98             12.375                 8.125

3/23/98           5/22/98             11.187                 9.50

5/25/98           7/31/98              9.625                 6.875

8/3/98            10/2/98              7.250                 4.50

10/5/98           12/4/98              7.500                 4.06

12/7/99           2/5/99               7.250                 4.125

2/8/99            4/7/99               6.250                 4.75



                    PROTECT YOUR INVESTMENT, SIGN AND RETURN
                          THE ENCLOSED PROXY CARD TODAY

                        THE PROGRAM OF BLOSCH AND HOLMES

         If elected, Blosch & Holmes will hold three of the seats on the board. The Blosch & Holmes Nominees will be a strong, independent voice on behalf of the shareholders, even though they will still constitute a minority of the Board. They will encourage the Company to evaluate the current business with a view to increase shareholders' value. Blosch & Holmes will look for ways to leverage existing Company assets for new acquisitions to positively impact shareholder values. They will seek other financial professionals and advisors to help chart a new direction. The Blosch & Holmes Nominees will bring more pressure to bear for the Board to consider more opportunities to enhance shareholder value. Blosch & Holmes will urge the Board to seek transactions and opportunities that benefit all of the stockholders of the Company. It is tired of seeing current management reap all of the benefits from the Company while the stockholders get nothing but a declining stock price and the status quo.


                            SUMMARY OF THE PROPOSALS

Proxy Solicitation

         Blosch & Holmes is seeking approval by the Company's stockholders of the following actions:

         Proposal 1: Election of Directors.  To elect each of Kirk Blosch,  Jeff
W. Holmes and Ronald Marusiak as a director of the Company, to serve for three-year term, until the Annual Meeting in 2002, and until their respective successors are duly elected and qualified.

         Proposal 2: 1999 Stock Option Plan. To vote against the approval of the 1999 Stock Option Plan.

         Proposal 3: Independent Auditors: To approve the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending December 31, 1999.

Proposed Election of Directors and Information about Nominees.

         Blosch  & Holmes  proposes  that the  Blosch & Holmes  Nominees  - Kirk
Blosch, Jeff W. Holmes and Ronald Marusiak - be elected instead of the Designated Nominees. The Blosch & Holmes Nominees have expressed their willingness to serve on the Board if elected and have provided the information set forth below for inclusion in this Proxy Statement.

         Kirk Blosch, age 43, has been a general partner in the partnership of Blosch & Holmes, a business consulting and private venture funding general partnership since 1984. For the past fifteen years. Mr. Blosch has been an advisor for various public and private companies. During

1995 and 1996, Mr. Blosch provided bridge financing for private companies prior to their initial offerings. Mr. Blosch graduated from the University of Utah with a Bachelors Degree in Speech Communications in 1977.

         Jeff W. Holmes, age 46, has been the manager of J.W. Holmes and Associates, a private investment firm located in Scottsdale, Arizona since 1997. Mr. Holmes is also manager of the Scottsdale Equity Growth Fund, a private investment fund specializing in technology companies. For the past 15 years, Mr. Holmes has acted as a business consultant to various public and private companies. Mr. Holmes has been a general partner in the partnership of Blosch and Holmes since 1984.

         Ronald Marusiak, age 50, has been the Division President of Micro-Tronics, Inc. since 1986. He is also the Plan Administrator for the Company Profit Sharing Plan since 1983 (assets in excess of $6 million). Mr. Marusiak currently director for Mobile Mini, Inc., a company listed on the Nasdaq National Market System, and FiestaNet Communications, Inc.

         Mr. Marusiak graduated from the United States Air Force Academy in 1971 serving on active duty in the Air Force as a fighter pilot and staff officer until 1981. He joined Micro- Tronics, Inc. in 1981 as the vice-president. He concurrently was a member of the Arizona Air National Guard until retiring in 1997 as the Director of Logistics, Headquarters Arizona National Guard in rank of Lt. Col. He has served as a director and treasurer of the Arizona Chapter of the National Tooling Association since 1994 and has been on the advisory boards of several small computer companies since 1992. Mr. Marusiak beneficially owns 17,600 shares of the Company's Common Stock.



                               PROXY SOLICITATION


                        PROPOSAL 1: ELECTION OF DIRECTORS

         Blosch & Holmes requests that you vote for the election of the Blosch & Holmes Nominees: Kirk Blosch, Jeff W. Holmes and Ronald Marusiak as the three directors who are part of the class to be elected at the Annual Meeting, and to hold office until their term expires at the 2002 Annual Meeting of Stockholders and thereafter until his/her successor is elected and qualified. Blosch & Holmes proposes to nominate and elect three directors.

         Vote Required.

         Directors are elected by a plurality of the votes cast at the Annual Meeting. Accordingly the Nominees receiving the highest number of votes from the holders of shares of Common

Stock represented at the Annual Meeting will be elected to serve on the Board. Abstentions and Board non-votes will have no effect on the election of Directors.

                     BLOSCH & HOLMES URGES YOU TO VOTE "FOR"
                          THE BLOSCH & HOLMES NOMINEES.

                PROPOSAL 2: TO REJECT THE 1999 STOCK OPTION PLAN

         Blosch & Holmes is asking for your support to reject the 1999 Stock Option Plan because the members of management have been granted options under Plan with exercise prices of $5.00 per share. Management does not deserve such options based on its performance. Management's Proxy Statement contains more information about the 1999 Stock Option Plan and why management proposes it.

         Vote required.

         The affirmative vote of the holders of the majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to approve the 1999 Stock Option Plan.

                   BLOSCH & HOLMES RECOMMENDS A VOTE "AGAINST"
                           THE 1999 STOCK OPTION PLAN

           PROPOSAL 3: APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

         Management has proposed and Blosch & Holmes favors the appointment of Ernst & Young, LLP as the Company's independent auditors. More information about this proposal is provided in management's Proxy Statement.


         Required the affirmative vote of the majority votes represented in person or by proxy and cast at the Annual Meeting is required to approve this proposal.

                     BLOSCH & HOLMES RECOMMENDS A VOTE "FOR"
                      THE APPOINTMENT OF ERNST & YOUNG LLP

         None of the Blosch & Holmes Nominees, or any of their associates, is a party, or has material interest, adverse to the Company or any of its subsidiaries in any material proceedings. None of the Blosch & Holmes Nominees, or any of their associates, has been awarded, earned or been paid any form of compensation for services rendered to the Company and its subsidiaries, except as set forth below:

         Kirk Blosch has received $625 per Board of Directors meeting attended, $125 per hour for any special meetings attended and $250 for attendance at the Annual Meeting of Stockholders and options to purchase 10,000 shares of Common Stock not currently exercisable and will not become exercisable within 60 days.

         On April 15, 1997, the Company entered into a consulting contract with DMG Advisors, LLC, a Nevada limited liability company ("DMG"). Kirk Blosch and Jeff W. Holmes, two of the Company's principal shareholders, are members and managers of DMG. Under the consulting contract, the Company paid an initial fee of $50,000 and paid $10,000 per month through April 15, 1999 in exchange for the consulting services of DMG in the nature of strategic planning, public relations, advice regarding financings and the indemnification and evaluation of potential acquisitions of new products or companies. The Company is also obligated to pay reasonable business expenses incurred by DMG.

         Each of the Blosch & Holmes Nominees will receive director's fees upon his election as a director of the Company in accordance with the Company's current practice. Except as set forth above and elsewhere in this Proxy Statement, none of the Blosch & Holmes Nominees has had a material direct or indirect interest in any transactions since January 1, 1998, or has any such interest in any currently proposed transaction or series of similar transactions to which the Company or any subsidiary, is or is to be a party, in which the amount involved exceeds $60,000.


                          VOTING SECURITIES OUTSTANDING

         Based solely on publicly available information concerning the Company, on April 15, 1999, there were 3,418,876 shares of Common Stock outstanding. Each share of Common Stock entitles its recordholder to one vote.

         As of May 12, 1999, members of Blosch & Holmes beneficially owned an aggregate of 500,000 shares of Common Stock, representing approximately 14.6% of the voting power of the outstanding Common Stock, based on the number of outstanding shares set forth in the preceding paragraph. As of May 12, 1999, members of the Blosch & Holmes and its affiliates beneficially owned shares of Common Stock as set forth below in the table. It is important to note that, as required by applicable securities laws, the number (and percentage) of shares of Common Stock which may be acquired upon the exercise within sixty (60) days of options are deemed to be owned by such stockholder. As a result the table includes 300,000 options to acquire Common Stock. The shares subject to these options may not be voted unless the options are exercised.


       NAME AND ADDRESS OF            COMMON STOCK (2)
       BENEFICIAL OWNER (1)
                                 NUMBER OF SHARES     PERCENT OF CLASS

Blosch and Holmes LLC (1)           250,000                 7.6%
2081 South Lake Line Drive
Salt Lake City, Utah 84109

Kirk Blosch (2)                     550,000                14.8%
Jeff W. Holmes (3)                  550,000                14.8%


(1) Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Includes 250,000 shares of Common Stock held by Bosch & Holmes of which Messrs. Blosch and Holmes are principals (and which 250,000 shares are also reported as beneficially owned by Mr. Holmes and Mr. Blosch). The address for Blosch & Holmes is 2081 S. Lakeline Drive, Salt Lake City, Utah 84109.

(2) Includes 125,000 shares of Common Stock held directly by Mr. Blosch, 175,000 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days, and 250,000 shares of Common Stock held by Blosch & Holmes, of which Mr. Blosch is a principal (and which 250,000 shares are also reported a beneficially owned by Mr. Holmes and Blosch & Holmes). Excludes 10,000 shares of Common Stock issuable upon exercise of options held by Mr. Blosch that are not currently exercisable and will not become excisable within 60 days. Mr. Blosch's address is 2091 S. Lakeline Drive, Salt Lake City, Utah 84109.

(3) Includes 125,000 shares of Common Stock held directly by Mr. Holmes, 175,000 shares of Common Stock issuable upon exercise of warrants that are currently exercisable or will become exercisable within 60 days, and 250,000 shares of Common Stock held by Blosch & Holmes, of which Mr. Holmes is a principal (and which 250,000 shares are also reported as beneficially owned by Mr. Blosch and Blosch & Holmes). Mr. Holmes' address is 8555 E. Voltaire Ave., Scottsdale, Arizona 85260.

         Please see "Security Ownership of Certain Beneficial Owners and Management" in Management's Proxy Statement for such information respecting beneficial owners and directors and officers of the Company.


                                 PROXY PROCEDURE

Record Date

         The Board of the Company has set the record date (the "Proxy Record Date") for the Annual Meeting at the close of business as April 15, 1999. Pursuant to publicly available information concerning the Company, on April 15, 1999, there were 3,418,876 shares of Common Stock outstanding. Each share of Common Stock outstanding on the Proxy Record Date is entitled to one vote. Cumulative voting of the election of directors of the Company is not permitted. Even if you are not sure as to your eligibility to vote at the Annual Meeting, we urge you to complete the enclosed [COLOR] Proxy Card so that your shares will be voted if eligible.

         The persons named in the accompanying [COLOR] Proxy Card will vote properly execute and duly returned proxies in favor of the election of the Blosch & Holmes Nominees and in favor of proposal 3 and against proposal 2 unless marked to the contrary.

Revocation

         Any stockholder who has given a proxy with respect to the Company may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by filing with the Secretary of the Company a written notice of revocation prior to the voting of such proxy, or by submitting a later dated proxy at any time before the vote is taken. Accordingly, you may revoke any proxy you have previously given the Board of the Company by signing and dating the enclosed [COLOR] Proxy Card and returning it as indicated herein. The proxy contained in the enclosed [COLOR] Proxy Card may also be revoked in the manner described above.

Voting Rights

         At the Annual Meeting, nominees for director receiving the highest number of votes cast by holders of shares of Common Stock represented and voting at the Annual Meeting will be elected to the Board. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to reject the approval of the 1999 Stock Option Plan and to approve the appointment of Ernst & Young LLP. Blosch & Holmes understands that action with respect to the other proposals described above requires the affirmative vote of holders of Common Stock entitled to cast a majority of the total votes required to be cast by the outstanding Common Stock at the Annual Meeting.

Solicitation of Proxies and Consents

         Solicitation of Proxies will be made by Blosch & Holmes. Proxies will be solicited by mail, express mail, telephone or telecopier, e-mail, and in person. No such persons will receive any additional compensation for such solicitation.

         Brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of the Common Stock. Blosch & Holmes and its affiliates will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners of Common Stock.

         Subject to the following paragraph, the cost of solicitation will be borne by Blosch & Holmes and its affiliates in a manner to be determined. The anticipated cost of the solicitation is estimated to be approximately $10,000.

                                    IMPORTANT

         YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN AND DATE BOTH THE ENCLOSED [COLOR] PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE PROMPTLY.

         IF YOU HAVE ALREADY SIGNED THE PROXY CARD SENT TO YOU BY THE BOARD OF DIRECTORS OF THE COMPANY, YOU CAN REVOKE SUCH PROXY BY SIGNING AND DATING THE ENCLOSED [COLOR] PROXY CARD AND RETURNING THE CARD TO BLOSCH & HOLMES. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING.

         If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a Proxy with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Proxy to be signed representing your shares.

         IF YOU HAVE ANY QUESTIONS REGARDING THIS JOINT PROXY AND CONSENT STATEMENT OR THE EXECUTION OF YOUR PROXY, PLEASE CONTACT:

                    Blosch and Holmes LLC
                    8800 North Gainey Ranch Dr.
                    Suite 256
                    Scottsdale, AZ  85258
                    Telephone: (602) 443-0851 (call collect)

                               PRELIMINARY COPIES

                            ZEVEX INTERNATIONAL, INC.
                  SOLICITED ON BEHALF OF BLOSCH AND HOLMES LLC
                     IN OPPOSITION TO THE BOARD OF DIRECTORS


         The undersigned hereby appoints Jeff W. Holmes and Gregg Holmes, or either of them, (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxies to vote all shares of Common Stock of the undersigned in ZEVEX INTERNATIONAL, INC., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate offices located at 4314 Zevex Park Lane (670 West), Salt Lake City, Utah, on June 2, 1999, at 3:00 p.m., local time, and at any and all adjournments or postponements thereof, in the manner indicated below and on the reverse side hereof.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 2, 1999 and the Proxy Statement of the Company, each dated _________, 1999, the Company's Annual Report for the fiscal year ended December 31, 1998, and the Proxy Statement of Blosch & Holmes dated ______________, 1999.

         The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

         Please complete, sign on the reverse side and return promptly in the enclosed envelope.

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW AND ON THE REVERSE SIDE HEREOF. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1, "AGAINST" THE APPROVAL OF PROPOSAL 2 AND "FOR" PROPOSAL 3.

1.       ELECTION OF DIRECTORS

         [ ] FOR all nominees listed below (except as marked to the contrary below)

         [ ]  WITHHOLD AUTHORITY to vote below:

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

Nominees: Kirk Blosch, Jeff W. Holmes and Ronald Marusiak.

2.       Proposal to Approve 1999 Stock Option Plan

         [ ]    FOR             [ ]    AGAINST           [ ]   ABSTAIN

3. Proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountant as independent auditors for the year ended December 31, 1999.

         [ ]    FOR             [ ]    AGAINST           [ ]   ABSTAIN

4. In their discretion such other business as may properly come before the meeting and any and all adjournments and postponements thereof.


Dated:

                                Signature



                                Signature, if held jointly



                                Tile (if applicable)

         Please date and sign exactly as names appear on the proxy card, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.